NEWS RELEASE
FOR IMMEDIATE RELEASE

Pacira BioSciences Reports Fourth Quarter and Full-Year 2025 Financial Results
— Record-high EXPAREL sales driven by volume growth of 7 percent, marking strongest fourth quarter performance in three years —
— Conference call today at 4:30 p.m. ET —
BRISBANE, Calif., February 26, 2026 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to deliver innovative, non-opioid pain therapies to transform the lives of patients, today reported financial results for the fourth quarter and full-year of 2025.
“2025 was a year of disciplined execution for Pacira. With the launch of our 5x30 strategy, we reignited momentum across the business and delivered strong, measurable progress. Our products benefitted more than 2.5 million patients, generated $726 million in revenue, and achieved the highest gross margins in our company’s history. Together, these results clearly validate the impact and promise of our 5x30 strategy,” said Frank D. Lee, chief executive officer of Pacira BioSciences.
“Our performance continues to be led by EXPAREL, which is benefitting from expanding reimbursement, growing commercial adoption, and strengthened intellectual property providing protection into the 2040s. We further extended our commercial reach through strategic collaborations, while advancing clinical programs positioned to deliver a data-rich year. Pacira enters 2026 stronger than ever as we continue to redefine what is possible in innovative non-opioid pain management,” continued Mr. Lee.
2025 Fourth Quarter and Full-Year Financial Highlights
•Fourth quarter revenues of $196.9 million and full-year revenues of $726.4 million.
•Fourth quarter GAAP net income of $1.6 million or $0.04 per basic and diluted share and full-year GAAP net income of $7.0 million or $0.16 per basic and diluted share.
•Fourth quarter adjusted EBITDA of $38.7 million and full-year adjusted EBITDA of $186.5 million.
•Repurchased 2.0 million shares of common stock at an average price of $24.94, for a cost of $50.0 million in the fourth quarter, bringing the full year 2025 to 5.9 million shares of common stock repurchased for a cost of $150.0 million.
See “Non-GAAP Financial Information” below.
Recent Business Highlights
•Enhanced Board of Directors with Appointment of Samit Hirawat, M.D. In January 2026, the company announced the appointment of Samit Hirawat, M.D., to its Board of Directors, bringing more than 25 years of clinical development and industry expertise. This appointment increases the size of the company’s Board of Directors to 10 members. Most recently, Dr. Hirawat served as Chief Medical Officer, Executive Vice President, and Head of Global Drug Development at Bristol

Myers Squibb, where he oversaw the worldwide clinical development portfolio and advanced multiple transformative therapies across therapeutic areas.
•Strategic Partnership with LG Chem to Bring EXPAREL to Select Asian-Pacific Markets. In January 2026, the company announced an agreement with LG Chem designed to expand access to opioid-sparing postsurgical pain control for patients in select Asian-Pacific markets. Through this partnership, LG Chem has the exclusive rights to commercialize EXPAREL in the region. Under the terms of the agreement, Pacira received an upfront payment, will supply EXPAREL product and receive a transfer price as well as tiered royalties on future commercial sales. LG Chem plans to file for marketing authorizations in South Korea and Thailand in 2026.
Fourth Quarter 2025 Financial Results
•Total revenues were $196.9 million in the fourth quarter of 2025, a 5 percent increase over the $187.3 million reported for the fourth quarter of 2024.
•EXPAREL net product sales were $155.8 million in the fourth quarter of 2025, a 5 percent increase over the $147.7 million reported for the fourth quarter of 2024.
•ZILRETTA net product sales were $33.0 million in the fourth quarter of 2025, essentially flat versus the $33.1 million reported for the fourth quarter of 2024.
•Fourth quarter 2025 iovera° net product sales were $7.0 million, an 8 percent increase over the $6.5 million reported in the fourth quarter of 2024.
•Total operating expenses were $194.5 million in the fourth quarter of 2025, versus the $162.5 million reported for the fourth quarter of 2024.
•Research and development (R&D) expenses were $37.5 million in the fourth quarter of 2025, compared to $23.9 million in the fourth quarter of 2024. The company’s fourth quarter 2025 R&D expenses included a $5.0 million upfront payment for the in-licensing of PCRX-2002 (previously known as AMT-143) from AmacaThera, Inc.
•Selling, general and administrative (SG&A) expenses were $101.6 million in the fourth quarter of 2025, compared to $79.6 million in the fourth quarter of 2024. The company’s fourth quarter 2025 SG&A expenses were impacted by a number of unanticipated costs associated with business development due diligence and litigation.
•GAAP net income was $1.6 million, or $0.04 per basic and diluted share in the fourth quarter of 2025, compared to $16.0 million, or $0.35 per basic share and $0.34 per diluted share in the fourth quarter of 2024.
•Non-GAAP net income was $24.4 million, or $0.58 per basic share and $0.57 per diluted share in the fourth quarter of 2025, compared to $44.3 million, or $0.96 per basic share and $0.91 per diluted share in the fourth quarter of 2024.
•Adjusted EBITDA was $38.7 million in the fourth quarter of 2025, compared to $62.5 million in the fourth quarter of 2024.
•Pacira ended the fourth quarter of 2025 with cash, cash equivalents and available-for-sale investments (“cash”) of $238.4 million.
•Pacira had 42.5 million basic and 43.0 million diluted weighted average shares of common stock outstanding in the fourth quarter of 2025.
See “Non-GAAP Financial Information” below.

Full-Year 2025 Financial Results
•Total revenues were $726.4 million in 2025, a 4 percent increase over the $701.0 million reported in 2024.
•EXPAREL net product sales were $575.1 million in 2025, a 5 percent increase over the $549.0 million reported in 2024.
•ZILRETTA net product sales were $116.6 million in 2025, a 1 percent decrease versus the $118.1 million reported in 2024.
•Full-year iovera° net product sales were $24.2 million, a 6 percent increase over the $22.8 million reported in 2024.
•Total operating expenses were $707.2 million in 2025, compared to $774.3 million in 2024. Included within 2024 is a goodwill impairment of $163.2 million.
•R&D expenses were $117.3 million in 2025, compared to $81.6 million in 2024. The company’s 2025 R&D expenses included a $5.0 million upfront payment for the in-licensing of PCRX-2002 from AmacaThera, Inc.
•SG&A expenses were $368.8 million in 2025, compared to $294.1 million in 2024. The company’s 2025 SG&A expenses were impacted by a number of unanticipated costs associated with business development due diligence and litigation.
•GAAP net income was $7.0 million, or $0.16 per basic and diluted share in 2025, compared to a GAAP net loss of $99.6 million, or $2.15 per basic and diluted share in 2024. Included in the GAAP net loss in 2024 was a $163.2 million impairment of goodwill based upon an assessment that the then-fair value of goodwill was less than its carrying value.
•Non-GAAP net income was $122.3 million, or $2.74 per basic share and $2.65 per diluted share in 2025, compared to $157.7 million, or $3.41 per basic share and $3.20 per diluted share in 2024.
•Adjusted EBITDA was $186.5 million in 2025, compared to $223.9 million in 2024.
•Pacira had 44.6 million basic and 45.0 million diluted weighted average shares of common stock outstanding in 2025.
•For non-GAAP measures, Pacira had 46.7 million and 50.2 million diluted weighted average shares of common stock outstanding in 2025 and 2024, respectively.
See “Non-GAAP Financial Information” below.
Share Repurchase Program
During the fourth quarter of 2025, the company repurchased 2.0 million shares of its common stock at an average price of $24.94, through open market transactions for $50.0 million, bringing the company’s total shares repurchased in 2025 to 5.9 million for $150.0 million. At December 31, 2025, the company had 41.1 million shares of common stock outstanding and $150.0 million remaining on its current share repurchase authorization, which expires December 31, 2026.

2026 Financial Guidance
Today the company is providing full-year 2026 financial guidance as follows:
•EXPAREL net product sales of $600 to $620 million;
•Total revenue of $745 million to $770 million;
•Non-GAAP gross margin of 77 to 79 percent;
•Non-GAAP R&D expense of $105 million to $115 million;
•Non-GAAP SG&A expense of $320 million to $340 million; and
•Stock-based compensation of $54 million to $62 million.
See “Non-GAAP Financial Information” below.
Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, February 26, 2026, at 4:30 p.m. ET. For listeners who wish to participate in the question-and-answer session via telephone, please pre-register at investor.pacira.com/upcoming-events. All registrants will receive dial-in information and a PIN allowing them to access the live call. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP cost of goods sold, non-GAAP gross margin, non-GAAP research and development (R&D) expense, non-GAAP selling, general and administrative (SG&A) expense, non-GAAP net income, non-GAAP net income per common share, non-GAAP weighted average common shares outstanding, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA, because these non-GAAP financial measures exclude the impact of items that management believes affect comparability or underlying business trends.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, R&D expense and SG&A expense outlook for 2026 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of the company’s financial statements by providing greater transparency into the ongoing operating performance of Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. The non-GAAP measures presented here are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

About Pacira
Pacira delivers innovative, non-opioid pain therapies to transform the lives of patients. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block, an adductor canal nerve block, and a sciatic nerve block in the popliteal fossa for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis (OA) knee pain; and iovera®º, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. The company is also advancing a pipeline of clinical-stage assets for musculoskeletal pain and adjacencies, its most advanced product candidate, PCRX-201 (enekinragene inzadenovec), a novel locally administered gene therapy, is in Phase 2 clinical development for OA of the knee. To learn more about Pacira, visit www.pacira.com.

About EXPAREL® (bupivacaine liposome injectable suspension)

EXPAREL is indicated to produce postsurgical local analgesia via infiltration in patients aged 6 years and older, and postsurgical regional analgesia via an interscalene brachial plexus block in adults, a sciatic nerve block in the popliteal fossa in adults, and an adductor canal block in adults. The safety and effectiveness of EXPAREL have not been established to produce postsurgical regional analgesia via other nerve blocks besides an interscalene brachial plexus nerve block, a sciatic nerve block in the popliteal fossa, or an adductor canal block. The product combines bupivacaine with multivesicular liposomes, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the multivesicular liposome platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information about EXPAREL for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old, for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About ZILRETTA® (triamcinolone acetonide extended-release injectable suspension)

On October 6, 2017, ZILRETTA was approved by the U.S. Food and Drug Administration as the first and only extended-release intra-articular therapy for patients confronting OA-related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of OA pain of the knee. Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.
•Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.
•Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZILRETTALabel.com for full Prescribing Information.

About iovera®°

The iovera° system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with OA of the knee for up to 90 days. In one study, the majority of the patients suffering from OA of the knee experienced pain and system relief beyond 150 days. When stimulation compatible components are used, the iovera° system can also facilitate targeting nerve location by conducting electrical nerve stimulation from a compatible 3rd party nerve stimulator. The iovera° system is not indicated for treatment of central nervous system tissue.

Indication and Select Important Safety Information for iovera°®

Indication: iovera° applies freezing cold to peripheral nerve tissue to block and/or relieve pain for up to 90 days. It should not be used to treat central nervous system tissue.

Important Safety Information

⦁    Do not receive treatment with iovera° if you experience hypersensitivity to cold or have open and/or infected wounds near the treatment site.
⦁    You may experience bruising, swelling, inflammation and/or redness, local pain and/or tenderness, and altered feeling at the site of application.
⦁    In treatment area(s), you may experience damage to the skin, skin darkening or lightening, and dimples in the skin.
⦁    You may experience a temporary loss of your ability to use your muscles normally outside of the treatment area.
⦁    Talk to your doctor before receiving treatment with iovera°.

Forward-Looking Statements

Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to: the contributions of new directors; ‘5x30’, our growth and business strategy, our future outlook, the strength and efficacy of our intellectual property protection and patent terms, our future growth potential and future financial and operating results and trends, our plans, objectives, expectations (financial or otherwise) and intentions, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio and product development programs, strategic alliances, plans with respect to the Non-Opioids Prevent Addiction in the Nation (“NOPAIN”) Act and any other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from these indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks associated with acquisitions, such as the risk that the acquired businesses and/or assets will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; our manufacturing and supply chain, global and United States economic conditions (including tariffs, inflation and rising interest rates), and our business, including our revenues, financial condition, cash flows and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA, iovera° and any of our other product candidates, including but not limited to PCRX-201; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines

Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary multivesicular liposome (“pMVL”) drug delivery technology or our proprietary high-capacity adenovirus (“HCAd”) vector platform; the approval of the commercialization of our products in other jurisdictions (by either us or our partners); clinical trials in support of an existing or potential pMVL- or HCAd-based product; our commercialization and marketing capabilities; our ability to successfully complete capital projects; the outcome of any litigation; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; assumptions used for estimated future cash flows associated with determining the fair value of the company; the anticipated funding or benefits of our share repurchase program; and factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the Securities and Exchange Commission (the “SEC”). In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. Except as required by applicable law, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the SEC.

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Investor Contact: Susan Mesco, (973) 451-4030 susan.mesco@pacira.com	Media Contact: Sara Marino, (973) 370-5430 sara.marino@pacira.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$158,545	$276,774
Short-term available-for-sale investments	79,879	207,841
Accounts receivable, net	124,069	113,304
Inventories, net	152,863	125,282
Prepaid expenses and other current assets	32,618	21,929
Total current assets	547,974	745,130
Fixed assets, net	140,690	167,169
Right-of-use assets, net	41,777	49,222
Goodwill	20,214	—
Intangible assets, net	368,100	425,970
Deferred tax assets	123,854	130,376
Investments and other assets	22,308	35,649
Total assets	$1,264,917	$1,553,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,150	$19,133
Accrued expenses	95,601	80,124
Lease liabilities	9,839	8,887
Current portion of long-term debt, net	—	201,776
Total current liabilities	120,590	309,920
Long-term debt, net	372,189	383,545
Lease liabilities	36,176	44,645
Contingent consideration	18,066	20,241
Deferred tax liabilities	4,213	—
Other liabilities	20,572	16,817
Total stockholders’ equity	693,111	778,348
Total liabilities and stockholders’ equity	$1,264,917	$1,553,516

Pacira BioSciences, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net product sales:
EXPAREL	$155,782	$147,676	$575,130	$548,962
ZILRETTA	32,979	33,123	116,633	118,089
iovera°	7,002	6,454	24,178	22,813
Bupivacaine liposome injectable suspension	1,110	—	6,913	7,322
Total net product sales	196,873	187,253	722,854	697,186
Royalty revenue	—	—	3,557	3,780
Total revenues	196,873	187,253	726,411	700,966
Operating expenses:
Cost of goods sold	40,299	39,886	149,749	170,428
Research and development	37,453	23,897	117,312	81,577
Selling, general and administrative	101,608	79,614	368,759	294,099
Amortization of acquired intangible assets	14,322	14,322	57,288	57,288
Goodwill impairment	—	—	—	163,243
Contingent consideration charges (gains), acquisition-related expenses, restructuring and other	851	4,830	14,112	7,702
Total operating expenses	194,533	162,549	707,220	774,337
Income (loss) from operations	2,340	24,704	19,191	(73,371)
Other income (expense):
Interest income	2,295	5,555	22,732	19,689
Interest expense	(3,892)	(4,680)	(17,446)	(16,569)
(Loss) gain on early extinguishment of debt	—	—	(983)	7,518
Other, net	(172)	(53)	(6,620)	(373)
Total other (expense) income, net	(1,769)	822	(2,317)	10,265
Income (loss) before income taxes	571	25,526	16,874	(63,106)
Income tax benefit (expense)	1,066	(9,485)	(9,840)	(36,454)
Net income (loss)	$1,637	$16,041	$7,034	$(99,560)

Net income (loss) per share:
Basic net income (loss) per common share	$0.04	$0.35	$0.16	$(2.15)
Diluted net income (loss) per common share	$0.04	$0.34	$0.16	$(2.15)
Weighted average common shares outstanding:
Basic	42,491	46,171	44,566	46,245
Diluted	42,981	49,036	45,042	46,245

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP net income (loss)	$1,637	$16,041	$7,034	$(99,560)

Non-GAAP adjustments:
Changes in the fair value of contingent consideration	232	1,084	(2,175)	(4,457)
Restructuring charges and transition costs (1)	(54)	820	10,195	5,772
Acquisition-related expenses and key employee holdback (2)	1,484	773	6,315	1,462
Legal settlement (3)	—	—	7,000	—
Legal judgment and interest (4)	—	—	(28,348)	—
Impairment of acquired in-process research & development (IPR&D) (5)	—	—	25,866	—
Loss on lease termination (6)	—	2,165	—	2,165
Goodwill impairment (7)	—	—	—	163,243
Amortization of acquired intangible assets	14,322	14,322	57,288	57,288
Stock-based compensation	13,499	12,266	57,502	51,171
Net loss on investments	38	—	6,811	—
Loss (gain) on early extinguishment of debt	—	—	983	(7,518)
Amortization of debt discount	56	22	157	92
Tax impact of non-GAAP adjustments (8)	(6,779)	(3,208)	(26,329)	(11,911)
Total Non-GAAP adjustments	22,798	28,244	115,265	257,307

Non-GAAP net income	$24,435	$44,285	$122,299	$157,747

GAAP basic net income (loss) per common share	$0.04	$0.35	$0.16	$(2.15)
GAAP diluted net income (loss) per common share	$0.04	$0.34	$0.16	$(2.15)

GAAP net income (loss)	$1,637	$16,041	$7,034	$(99,560)
Interest expense on convertible senior notes, net of tax	—	518	—	—
GAAP net income (loss) used for diluted earnings per share	$1,637	$16,559	$7,034	$(99,560)

Non-GAAP basic net income per common share	$0.58	$0.96	$2.74	$3.41
Non-GAAP diluted net income per common share	$0.57	$0.91	$2.65	$3.20

Non-GAAP net income	$24,435	$44,285	$122,299	$157,747
Interest expense on convertible senior notes, net of tax (9)	—	518	1,213	2,825
Non-GAAP net income used for diluted earnings per share (9)	$24,435	$44,803	$123,512	$160,572

Weighted average common shares outstanding - basic	42,491	46,171	44,566	46,245
Weighted average common shares outstanding - diluted	42,981	49,036	45,042	46,245
Non-GAAP weighted average common shares outstanding - diluted (9)	42,981	49,036	46,696	50,185

Pacira BioSciences, Inc. Reconciliation of GAAP to Non-GAAP Financial Information (continued) (in thousands) (unaudited)
(1) In July 2025, as a result of improving manufacturing efficiencies for EXPAREL, we announced the decommissioning of our 45-liter EXPAREL batch manufacturing suite located at our Science Center Campus in San Diego, California, and reduced our workforce accordingly. During the year ended December 31, 2025, we recognized $3.7 million of charges related to employee termination benefits that were recorded to contingent consideration charges (gains), acquisition-related expenses, restructuring and other and $6.5 million of accelerated depreciation expense on fixed assets and reserved raw materials associated with this manufacturing suite that was recorded to cost of goods sold in the consolidated statement of operations.

In February 2024, we initiated a restructuring plan designed to ensure we are well positioned for long-term growth. The restructuring plan included reshaping our executive team and reallocating efforts and investments among our commercial and R&D functions. During the year ended December 31, 2024, we recognized $4.9 million of charges related to employee termination benefits that were recorded to contingent consideration charges (gains), acquisition-related expenses, restructuring and other in the consolidated statement of operations. Approximately $0.1 million and $3.6 million of restructuring charges were excluded from this line item as they are included in the stock-based compensation line item for the three months and year ended December 31, 2024, respectively.

We appointed a new Chief Executive Officer effective January 2, 2024, and incurred $0.8 million of transition-related compensation costs during the year ended December 31, 2024, which were recorded in SG&A in the consolidated statement of operations.

(2) In February 2025, we acquired the remaining 81% of GQ Bio Therapeutics GmbH (“GQ Bio”) that we did not already own. During the three months and year ended December 31, 2025, we incurred acquisition-related expenses of $0.7 million and $2.9 million, respectively, mainly related to third-party services and legal fees associated with the acquisition of GQ Bio, which were recorded to contingent consideration charges (gains), acquisition-related expenses, restructuring and other in the consolidated statement of operations. As part of the purchase agreement, $7.8 million of expense will be recognized and paid over three years pursuant to a key employee holdback agreement in increments of 50%, 30% and 20%, respectively, which resulted in $0.8 million and $3.2 million recognized within R&D in the consolidated statement of operations for the three months and year ended December 31, 2025, respectively. Also included are $0.2 million of one-time employee retention bonuses accrued during the year ended December 31, 2025, recorded to R&D in the consolidated statement of operations.

During the three months and year ended December 31, 2024, we incurred acquisition-related fees of $0.8 million and $1.5 million, respectively, related to vacant and underutilized leases assumed from the acquisition of Flexion Therapeutics, Inc., which were recorded to contingent consideration charges (gains), acquisition-related expenses, restructuring and other in the consolidated statement of operations.

(3) We recognized $7.0 million of legal settlement costs during the year ended December 31, 2025 related to the settlement of patent infringement lawsuits against Fresenius Kabi USA, LLC, eVenus Pharmaceuticals Laboratories, Inc., and Jiangsu Hengrui Pharmaceuticals Co., Ltd. in recognition of our expected savings with respect to, among other things, the avoidance of fees, costs, time and resources associated with continuing the litigations.

(4) We recognized other operating income of $23.1 million during year ended December 31, 2025 upon receipt of a cash payment associated with a U.S. District Court issuing judgment declaring that the Research Development Foundation was required to repay us the royalties on EXPAREL sales that we previously paid under protest which was recorded to contingent consideration charges (gains), acquisition-related expenses, restructuring and other in the consolidated statement of operations. The Court also awarded us an additional payment of $5.2 million in statutory interest on those royalties that was recorded as interest income in the consolidated statement of operations.

(5) We recognized an impairment of $25.9 million during the year ended December 31, 2025 for an acquired IPR&D intangible asset related to ZILRETTA for the treatment of OA pain of the shoulder based on its previous carrying value of $33.9 million exceeding its current fair value of $8.0 million.

(6) During the three months and year ended December 31, 2024, we recognized a loss associated with exiting a training center lease in Houston, Texas.
(7) During the year ended December 31, 2024, the U.S. Food and Drug Administration approved a generic competitor to EXPAREL and a U.S. District Court ruled that one of our patents was not valid. Due to these events and a subsequent decrease in our common stock price, we performed a quantitative assessment which resulted in the carrying value of the company exceeding its fair value by more than the goodwill balance. As a result, the then-goodwill balance of $163.2 million was fully impaired during the year ended December 31, 2024.

(8) The tax impact of non-GAAP adjustments is computed by: (i) applying the statutory tax rate to the income or expense adjusted items; (ii) applying a zero-tax rate to adjusted items where a valuation allowance exists; and (iii) excluding discrete tax benefits and expenses, primarily associated with stock-based compensation. For the three months and year ended December 31, 2025, the non-GAAP effective income tax rates were approximately 19% and 23%, respectively. For the three months and year ended December 31, 2024, the non-GAAP effective income tax rates were approximately 22% and 23%, respectively.

(9) For the years ended December 31, 2025 and 2024, the company’s 0.75% convertible senior notes due 2025 (“2025 Notes”) were excluded from diluted net income (loss) per common share on a GAAP basis as the impact was antidilutive. On a non-GAAP basis, these potential securities resulted in a dilutive impact on diluted net income per common share. The non-GAAP adjustments to diluted weighted average shares outstanding included the impact of the 2025 Notes as if they converted on the first day of the periods presented, which resulted in an additional 1.7 and 3.8 million common shares upon an assumed conversion and added back $1.2 million and $2.8 million of interest expense, net of tax, to non-GAAP net income for the years ended December 31, 2025 and 2024, respectively. The 2025 Notes matured on August 1, 2025 and were repaid in cash.

Pacira BioSciences, Inc. Reconciliation of GAAP to Non-GAAP Financial Information (continued) (in thousands, except percentages) (unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Cost of goods sold reconciliation:
GAAP cost of goods sold	$40,299	$39,886	$149,749	$170,428
Stock-based compensation	(1,544)	(1,435)	(6,448)	(5,331)
Decommissioning of manufacturing suite	—	—	(6,521)	—
Non-GAAP cost of goods sold	$38,755	$38,451	$136,780	$165,097

Gross margin reconciliation:
GAAP total revenues	$196,873	$187,253	$726,411	$700,966
GAAP gross margin	$156,574	$147,367	$576,662	$530,538
GAAP gross margin percentage	80%	79%	79%	76%
Adjustments to GAAP gross margin:
Stock-based compensation	$1,544	$1,435	$6,448	$5,331
Decommissioning of manufacturing suite	—	—	6,521	—
Non-GAAP gross margin	$158,118	$148,802	$589,631	$535,869
Non-GAAP gross margin percentage	80%	79%	81%	76%

Research and development reconciliation:
GAAP research and development	$37,453	$23,897	$117,312	$81,577
Stock-based compensation	(2,214)	(1,859)	(9,188)	(7,381)
Key employee holdback	(811)	—	(3,420)	—
Non-GAAP research and development	$34,428	$22,038	$104,704	$74,196

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$101,608	$79,614	$368,759	$294,099
Stock-based compensation	(9,741)	(8,887)	(41,866)	(34,857)
Transition costs	—	(98)	—	(843)
Non-GAAP selling, general and administrative	$91,867	$70,629	$326,893	$258,399

Weighted average shares outstanding - diluted reconciliation:
GAAP weighted average common shares outstanding - diluted	42,981	49,036	45,042	46,245
Dilutive common shares associated with the 2025 Notes (1)	—	—	1,654	3,843
Dilutive common shares associated with stock options, restricted stock units and our employee stock purchase plan (1)	—	—	—	97
Non-GAAP weighted average common shares outstanding - diluted	42,981	49,036	46,696	50,185
Descriptions of the adjustments are noted above in the reconciliation of GAAP to Non-GAAP financial information.
(1) For the year ended December 31, 2025 and 2024, potential common shares of the 2025 Notes were excluded from diluted net income (loss) per common share on a GAAP basis because they would have been antidilutive. For the year ended December 31, 2024, potential common shares associated with stock options, restricted stock units and our employee stock purchase plan were excluded from diluted net loss per common share on a GAAP basis because they would have been antidilutive. These potential shares resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.

Pacira BioSciences, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP)
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP net income (loss)	$1,637	$16,041	$7,034	$(99,560)

Interest income	(2,295)	(5,555)	(22,732)	(19,689)
Interest expense (1)	3,892	4,680	17,446	16,569
Income tax expense	(1,066)	9,485	9,840	36,454
Depreciation expense	7,020	6,921	33,735	21,497
Amortization of acquired intangible assets	14,322	14,322	57,288	57,288
EBITDA	23,510	45,894	102,611	12,559

Other adjustments:
Changes in the fair value of contingent consideration	232	1,084	(2,175)	(4,457)
Restructuring charges and transition costs (2) (3)	(54)	279	4,702	5,231
Acquisition-related expenses and key employee holdback	1,484	773	6,315	1,462
Legal settlement	—	—	7,000	—
Legal judgment (4)	—	—	(23,148)	—
Impairment of acquired IPR&D	—	—	25,866	—
Loss on lease termination	—	2,165	—	2,165
Goodwill impairment	—	—	—	163,243
Stock-based compensation	13,499	12,266	57,502	51,171
Net loss on investments	38	—	6,811	—
Loss (gain) on early extinguishment of debt	—	—	983	(7,518)
Adjusted EBITDA	$38,709	$62,461	$186,467	$223,856
Descriptions of the adjustments are noted above in the reconciliation of GAAP to Non-GAAP financial information.
(1) Includes amortization of debt discount and debt issuance costs.
(2) Approximately $0.1 million and $3.6 million of restructuring charges were excluded from this line item for the three months and year ended December 31, 2024, respectively, as they are included in the stock-based compensation line item.
(3) Approximately $5.5 million of depreciation expense was excluded from this line item for the year ended December 31, 2025 as it was included in the depreciation expense line item. Approximately $0.5 million of depreciation expense was excluded from this line item for both the three months and year ended December 31, 2024 as it was included in the depreciation expense line item.
(4) Approximately $5.2 million awarded to us as an additional interest payment from the royalties previously paid to RDF under protest was excluded from this line item for the year ended December 31, 2025 as it was included in the interest income line item.

Pacira BioSciences, Inc.
- - -
Summary of 2026 Financial Guidance
(dollars in millions)

2026 Financial Guidance	Amount
EXPAREL net product sales	$600 to $620
Total revenues	$745 to $770
Non-GAAP gross margin	77% to 79%
Non-GAAP research and development expense	$105 to $115
Non-GAAP selling, general and administrative expense	$320 to $340
Stock-based compensation	$54 to $62

- - -
Reconciliation of GAAP to Non-GAAP 2026 Financial Guidance
(dollars in millions)

2026 Non-GAAP Financial Guidance	GAAP	Impact of GAAP to Non-GAAP Adjustments (1)	Non-GAAP (2)
Gross margin	76% to 78%	Approximately 1%	77% to 79%
Research and development expense	$116 to $128	$11 to $13	$105 to $115
Selling, general and administrative expense	$359 to $386	$39 to $46	$320 to $340
(1) The full-year impact of GAAP to Non-GAAP adjustments primarily relates to stock-based compensation.
(2) Full-year guidance excludes the transaction costs and potential impact of any acquisitions or business development transactions that have not been completed.